Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE 2019 RESULTS
Oak Brook, IL – October 29, 2019 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2019.
FINANCIAL RESULTS
For the quarter ended September 30, 2019, the Company reported:

▪
Net loss attributable to common shareholders of $(28.2) million, or $(0.13) per diluted share, compared to net income attributable to common shareholders of $12.8 million, or $0.06 per diluted share, for the same period in 2018;

▪	Funds from operations (FFO) attributable to common shareholders of $48.2 million, or $0.23 per diluted share, compared to $53.0 million, or $0.24 per diluted share, for the same period in 2018; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $57.0 million, or $0.27 per diluted share, compared to $58.0 million, or $0.26 per diluted share, for the same period in 2018.

For the nine months ended September 30, 2019, the Company reported:

▪	Net income attributable to common shareholders of $16.2 million, or $0.07 per diluted share, compared to $65.5 million, or $0.30 per diluted share, for the same period in 2018;

▪	FFO attributable to common shareholders of $161.1 million, or $0.76 per diluted share, compared to $160.8 million, or $0.73 per diluted share, for the same period in 2018; and

▪
Operating FFO attributable to common shareholders of $171.2 million, or $0.80 per diluted share, compared to $168.8 million, or $0.77 per diluted share, for the same period in 2018, growth of 3.9% per diluted share.

OPERATING RESULTS
For the quarter ended September 30, 2019, the Company’s portfolio results were as follows:

▪	2.3% increase in same store net operating income (NOI) over the comparable period in 2018;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.4% at September 30, 2019, up 80 basis points from 94.6% at June 30, 2019 and up 150 basis points from 93.9% at September 30, 2018;

▪	Retail portfolio occupancy: 93.7% at September 30, 2019, up 130 basis points from 92.4% at June 30, 2019 and up 160 basis points from 92.1% at September 30, 2018;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.5% at September 30, 2019, the highest since becoming a publicly traded company, up 80 basis points from 94.7% at June 30, 2019 and up 150 basis points from 94.0% at September 30, 2018;

▪
Retail anchor tenant occupancy: 96.1% at September 30, 2019, the highest since December 31, 2016, up 170 basis points from 94.4% at June 30, 2019 and up 270 basis points from 93.4% at September 30, 2018;

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪
Retail anchor tenant percent leased, including leases signed but not commenced: 98.2% at September 30, 2019, the highest since December 31, 2014, up 100 basis points from 97.2% at June 30, 2019 and up 250 basis points from 95.7% at September 30, 2018;

▪
Retail portfolio annualized base rent (ABR) per occupied square foot of $19.38 at September 30, 2019, up 0.6% from $19.27 ABR per occupied square foot at June 30, 2019 and up 0.1% from $19.36 ABR per occupied square foot at September 30, 2018;

▪	1,108,000 square feet of retail leasing transactions comprised of 129 new and renewal leases;

▪	Positive comparable cash leasing spreads of 46.4% on new leases and 5.3% on renewal leases for a blended re-leasing spread of 10.8%;

▪	Added Ulta Beauty, Inc., a growing national retailer with a debt-free balance sheet, to the Company’s top 20 retail tenant roster; and

▪
Top 20 retail tenant concentration of total ABR: 26.7% at September 30, 2019, the lowest since becoming a publicly traded company, down 20 basis points from 26.9% at June 30, 2019 and down 200 basis points from 28.7% at September 30, 2018.

For the nine months ended September 30, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store NOI over the comparable period in 2018;

▪	2,482,000 square feet of retail leasing transactions comprised of 366 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 22.1% on new leases and 5.5% on renewal leases for a blended re-leasing spread of 8.4%.
“Our team sustained the broad-based execution strength of the first half of the year in the third quarter, once again driving above-plan performance,” stated Steve Grimes, chief executive officer. “Our execution remains a top priority as we advance our robust rent-start agenda in the fourth quarter.”
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company, along with its best-in-class joint venture and business partners AvalonBay Communities, Inc., KETTLER, Trammell Crow Company and Fore Property Company, continues to make progress on the execution of its active expansion and redevelopment projects.
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, continued construction on the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property located in the Washington, D.C. metropolitan statistical area (MSA). This expansion project consists of up to 70,000 square feet of commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, and is anticipated to open in late spring 2021. The expansion project complements and enhances the Company’s approximately 468,000 square foot mixed-use community anchor asset, One Loudoun Downtown, which boasts a five-mile population of nearly 190,000, average household incomes of nearly $175,000 and sits in the county with the highest median income per capita in the United States with a projected five-year population growth rate of more than 8%.
Carillon
During the quarter, the Company completed the demolition of approximately 290,000 square feet of vacant retail gross leasable area and is currently grading the site in preparation for construction to begin at Carillon – phase one, its mixed-use redevelopment project located in the Washington, D.C. MSA. In connection with the demolition, the Company recorded approximately $26.3 million of accelerated depreciation related to the write-off of the demolished assets during the quarter.

The Company and Trammell Crow Company, its joint venture partner for the roughly 100,000 square foot medical office building portion of the project, have received multiple inquiries from potential healthcare tenants. These medical office facilities will be located adjacent to the University of Maryland Capital Region Medical Center, a teaching hospital that is currently under construction, and will complement the roughly 130,000 square foot balance of the commercial portion of the project, the retail component of which the Company has pre-leased 37% as of September 30, 2019. The Company continues to progress with Fore Property Company, its joint venture partner, on pre-construction activities for the multi-family component of the project, which will include approximately 351 multi-family rental units.
Circle East
The Company is engaged in late stage lease negotiations with multiple leading regional and national retailers at its mixed-use project Circle East located in Towson, Maryland within the Baltimore MSA. Subsequent to quarter end, the Company signed Shake Shack to a 3,200 square foot lease at a prominent corner location in the 80,000 square foot dual-sided street level retail portion of the project. Additionally, AvalonBay continues to expect initial tenant move-ins in the first quarter of 2020 to the approximately 370 AvalonBay-owned multi-family rental units that also form a portion of the project.
Other Projects
In order to enhance development optionality and increase balance sheet flexibility, the Company has updated the timing of planned commencements for expansion projects at Main Street Promenade, a mixed-use project in the Chicago MSA, and Downtown Crown, a mixed-use project in the Washington, D.C. MSA. The Company continues to evaluate the optimal start date for these projects, which benefit from six-figure average household incomes and population growth in the surrounding demographics.
Dispositions
During the quarter, as previously reported, the Company completed the sale of land and the rights to develop the remaining 12 residential units at One Loudoun Downtown for a gross sales price of $2.8 million.
Acquisitions
During the quarter, the Company closed on the acquisition of a single-user parcel at Southlake Town Square, its existing mixed-use, multi-tenant retail operating property in the Dallas MSA, for a gross purchase price of $3.3 million.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2019, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.88%, a weighted average maturity of 5.0 years and a net debt to adjusted EBITDAre ratio of 5.5x.
During the quarter, as previously reported, the Company entered into a term loan agreement with a group of financial institutions for a five-year $120.0 million unsecured term loan (Term Loan Due 2024) and a seven-year $150.0 million unsecured term loan (Term Loan Due 2026). The term loans bear interest at a rate of London Interbank Offered Rate (LIBOR) plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% for the Term Loan Due 2024 and 1.50% to 2.20% for the Term Loan Due 2026. Both term loans currently bear interest at the lowest point of the leverage grid. In accordance with the term loan agreement, the Company may elect to convert to an investment grade pricing grid. Also, as previously reported, the Company entered into agreements to swap $120.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through

July 2024 and $150.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 2026, each with an effective date of August 15, 2019.
Additionally, during the quarter, the Company prepaid four mortgages with an aggregate principal balance of $107.7 million and a weighted average interest rate of 4.91%, incurring prepayment penalties of $8.2 million. These prepayments contributed to lowering the Company’s overall weighted average interest rate and reduced its secured indebtedness outstanding. Following these prepayments, the Company holds just five mortgages, its only secured debt obligations, with an aggregate outstanding principal balance of $95.5 million as of September 30, 2019.
2019 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.14 to $0.16 per diluted share in 2019. The Company is updating its 2019 Operating FFO attributable to common shareholders guidance range to $1.05 to $1.07 per diluted share from $1.04 to $1.07 per diluted share, based, in part, on the following assumptions:

▪	Increased same store NOI growth range by 25 basis points at the midpoint to 2.25% to 2.75% from 1.75% to 2.75%;

▪	Maintained general and administrative expenses range of $40 to $43 million;

▪	Additional acquisitions and property dispositions evaluated and executed opportunistically; and

▪	No additional issuances of unsecured debt capital beyond the already closed aggregate issuances of $370 million, proceeds from which were primarily used to repay outstanding indebtedness.
DIVIDEND
On October 23, 2019, the Company declared the fourth quarter 2019 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2020 to Class A common shareholders of record on December 26, 2019.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, October 30, 2019 at 12:00 PM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 3:00 PM (ET) on October 30, 2019 until midnight (ET) on November 13, 2019. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13693889.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of September 30,

2019, the Company owned 104 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the potential discontinuation of LIBOR, real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three and nine months ended September 30, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three and nine months ended September 30, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and nine months ended September 30, 2019 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties for the three and nine months ended September 30, 2019 represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active redevelopment, (v) Carillon, which is in active redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2019	December 31, 2018
Assets
Investment properties:
Land	$1,022,151	$1,036,901
Building and other improvements	3,527,330	3,607,484
Developments in progress	100,079	48,369
	4,649,560	4,692,754
Less accumulated depreciation	(1,346,831)	(1,313,602)
Net investment properties (includes $8,312 and $0 from consolidated variable interest entities, respectively)	3,302,729	3,379,152

Cash and cash equivalents	17,076	14,722
Accounts and notes receivable, net	76,619	78,398
Acquired lease intangible assets, net	84,639	97,090
Right-of-use lease assets	50,405	—
Other assets, net (includes $287 and $1,264 from consolidated variable interest entities, respectively)	69,072	78,108
Total assets	$3,600,540	$3,647,470

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $0 and $775, respectively, unamortized discount of $(504) and $(536), respectively, and unamortized capitalized loan fees of $(272) and $(369), respectively)	$94,757	$205,320
Unsecured notes payable, net (includes unamortized discount of $(645) and $(734), respectively, and unamortized capitalized loan fees of $(3,281) and $(2,904), respectively)	796,074	696,362
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,746) and $(2,633), respectively)	716,254	447,367
Unsecured revolving line of credit	24,000	273,000
Accounts payable and accrued expenses	70,457	82,942
Distributions payable	35,387	35,387
Acquired lease intangible liabilities, net	65,415	86,543
Lease liabilities	90,942	—
Other liabilities (includes $2,926 and $428 from consolidated variable interest entities, respectively)	60,496	73,540
Total liabilities	1,953,782	1,900,461

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,655 and 213,176 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	214	213
Additional paid-in capital	4,509,337	4,504,702
Accumulated distributions in excess of earnings	(2,846,718)	(2,756,802)
Accumulated other comprehensive loss	(18,495)	(1,522)
Total shareholders' equity	1,644,338	1,746,591
Noncontrolling interests	2,420	418
Total equity	1,646,758	1,747,009
Total liabilities and equity	$3,600,540	$3,647,470

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Lease income	$119,717	$119,137	$360,869	$363,143

Expenses:
Operating expenses	16,088	17,596	50,903	57,235
Real estate taxes	18,583	18,037	55,520	56,206
Depreciation and amortization	67,460	43,169	153,609	132,107
Provision for impairment of investment properties	11,177	—	11,177	1,316
General and administrative expenses	10,334	9,160	30,186	31,929
Total expenses	123,642	87,962	301,395	278,793

Other (expense) income:
Interest expense	(25,084)	(21,336)	(59,877)	(56,918)
Gain on sales of investment properties	1,969	2,692	18,872	37,211
Other (expense) income, net	(1,113)	303	(2,244)	853
Net (loss) income	(28,153)	12,834	16,225	65,496
Net income attributable to noncontrolling interests	—	—	—	—
Net (loss) income attributable to common shareholders	$(28,153)	$12,834	$16,225	$65,496

(Loss) earnings per common share – basic and diluted:
Net (loss) income per common share attributable to common shareholders	$(0.13)	$0.06	$0.07	$0.30

Weighted average number of common shares outstanding – basic	212,995	218,808	212,932	218,879

Weighted average number of common shares outstanding – diluted	212,995	219,021	213,056	219,277

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income attributable to common shareholders	$(28,153)	$12,834	$16,225	$65,496
Depreciation and amortization of real estate (a)	67,116	42,861	152,560	131,226
Provision for impairment of investment properties	11,177	—	11,177	1,316
Gain on sales of investment properties (b)	(1,969)	(2,692)	(18,872)	(37,211)
FFO attributable to common shareholders (b)	$48,171	$53,003	$161,090	$160,827

FFO attributable to common shareholders per common share outstanding – diluted (b)	$0.23	$0.24	$0.76	$0.73

FFO attributable to common shareholders	$48,171	$53,003	$161,090	$160,827
Impact on earnings from the early extinguishment of debt, net	7,581	4,892	7,581	5,944
Impact on earnings from executive separation (c)	—	—	—	1,737
Other (d)	1,241	100	2,521	323
Operating FFO attributable to common shareholders	$56,993	$57,995	$171,192	$168,831

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.26	$0.80	$0.77

Weighted average number of common shares outstanding – diluted	212,995	219,021	213,056	219,277

(a)
Includes $26,330 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of existing structures at the Company's Carillon redevelopment during the three and nine months ended September 30, 2019.

(b)
The Company adopted the National Association of Real Estate Investment Trusts' "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As a result, all gains on sale and impairments of real estate are excluded from FFO, whereas the Company previously only excluded gains on sale and impairments of depreciable investment properties. The Company restated FFO attributable to common shareholders for the three and nine months ended September 30, 2018 to exclude the gain on sale of non-depreciable investment property of $1,285 and $3,464, respectively. As this gain was previously excluded from Operating FFO attributable to common shareholders, there was no change to Operating FFO attributable to common shareholders for the three and nine months ended September 30, 2018.

(c)	Reflected as an increase within "General and administrative expenses" in the condensed consolidated statements of operations.

(d)	Primarily consists of the impact on earnings from litigation involving the Company, which is included within "Other (expense) income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2019
	Low	High

Net income attributable to common shareholders	$0.14	$0.16
Depreciation and amortization of real estate	0.90	0.90
Provision for impairment of investment properties	0.05	0.05
Gain on sales of investment properties	(0.09)	(0.09)
FFO attributable to common shareholders	$1.00	$1.02

Impact on earnings from the early extinguishment of debt	0.04	0.04
Other	0.01	0.01
Operating FFO attributable to common shareholders	$1.05	$1.07

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net (loss) income attributable to common shareholders	$(28,153)	$12,834	$16,225	$65,496
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	(1,969)	(2,692)	(18,872)	(37,211)
Depreciation and amortization	67,460	43,169	153,609	132,107
Provision for impairment of investment properties	11,177	—	11,177	1,316
General and administrative expenses	10,334	9,160	30,186	31,929
Interest expense	25,084	21,336	59,877	56,918
Straight-line rental income, net	(581)	(946)	(2,697)	(4,826)
Amortization of acquired above and below market lease intangibles, net	(1,470)	(540)	(4,515)	(3,748)
Amortization of lease inducements	343	259	958	746
Lease termination fees, net	(331)	(196)	(1,751)	477
Non-cash ground rent expense, net	333	440	1,023	1,405
Other expense (income), net	1,113	(303)	2,244	(853)
NOI	83,340	82,521	247,464	243,756
NOI from Other Investment Properties	(2,850)	(3,864)	(7,391)	(9,981)
Same Store NOI	$80,490	$78,657	$240,073	$233,775

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	September 30, 2019	December 31, 2018

Mortgages payable, net	$94,757	$205,320
Unsecured notes payable, net	796,074	696,362
Unsecured term loans, net	716,254	447,367
Unsecured revolving line of credit	24,000	273,000
Total	1,631,085	1,622,049
Mortgage premium, net of accumulated amortization	—	(775)
Mortgage discount, net of accumulated amortization	504	536
Unsecured notes payable discount, net of accumulated amortization	645	734
Capitalized loan fees, net of accumulated amortization	7,299	5,906
Total debt principal	1,639,533	1,628,450
Less: consolidated cash and cash equivalents	(17,076)	(14,722)
Total net debt	$1,622,457	$1,613,728
Net Debt to Adjusted EBITDAre (a)	5.5x	5.5x

Reconciliation of Net (Loss) Income to Adjusted EBITDAre

	Three Months Ended
	September 30, 2019	December 31, 2018

Net (loss) income	$(28,153)	$12,144
Interest expense	25,084	16,828
Depreciation and amortization	67,460	43,870
Gain on sales of investment properties	(1,969)	—
Provision for impairment of investment properties	11,177	763
EBITDAre	$73,599	$73,605
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$73,599	$73,605
Annualized Adjusted EBITDAre	$294,396	$294,420

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.